Exhibit 99.1

        Neurologix Announces Year-End Results and Achievements

   Successfully Completed First Ever Phase I Gene Therapy Trial for
                         Parkinson's Disease;

     Plans to Begin Phase II Clinical Trial in Second Half of 2007


    FORT LEE, N.J.--(BUSINESS WIRE)--April 3, 2007--Neurologix, Inc. (OTCBB: NRGX), a biotech company engaged in the development of innovative gene therapies for the brain and central nervous system, announced today its financial results for the year ended December 31, 2006.

    In commenting on the Company's performance, John E. Mordock, president and chief executive officer of Neurologix, said, "Last year, we made history. We successfully completed the first ever Phase I trial involving gene therapy for Parkinson's disease. The trial confirmed that our gene therapy for Parkinson's is safe for patients, and it yielded statistically significant efficacy results. It marked another key milestone in our goal of making this treatment available commercially. Building on the success of the Phase I trials, we plan to begin a Phase II clinical trial in the second half of 2007. This trial will be a randomized, controlled study designed to further establish the effectiveness and safety of the treatment. The trial will be conducted in multiple medical centers, and the treatment will be infused bi-laterally in trial subjects."

    Mr. Mordock added, "Our gene therapy platform also shows potential as a breakthrough in the treatment for epilepsy. In 2007, we plan on commencing a Phase I clinical trial as a result of the positive pre-clinical results we have achieved to date. Meanwhile, we continue to move ahead with preclinical studies of our gene therapy for other neurodegenerative and metabolic disorders. We are very excited about 2007 and the progress in our development plans."

    In the coming months, the Company will be seeking additional capital through the equity markets or through strategic partnerships to enable it to continue to fulfill its development goals for its Parkinson's and epilepsy indications.

    For the year ended December 31, 2006, the Company reported a net loss of $7.0 million, as compared with $5.3 million for the year ended December 31, 2005. The Company reported a net loss applicable to common stock for the year ended December 31, 2006, of $10.4 million, or $0.39 per basic and diluted share, as compared with $5.3 million, or $0.21 per basic and diluted share, for the same period in 2005. The net loss applicable to common stock for the year ended December 31, 2006, includes charges of $3.0 million, or $0.11 per basic and diluted share, related to accretion of a beneficial conversion feature ($2.6 million) and preferred stock dividends ($0.7 million) in connection with the issuance of the Company's Series C Preferred Stock in May 2006. The Company had cash and cash equivalents of approximately $10.5 million at December 31, 2006.

    About Neurologix

    Neurologix, Inc. is a development-stage company engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system utilizing gene therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease, epilepsy and other neurodegenerative and metabolic disorders. Neurologix's core technology, "NLX," is currently in the clinical development stages, having recently been tested in a company-sponsored Phase I human clinical trial to treat Parkinson's disease.

    Cautionary Statement Regarding Forward-looking Statements

    This news release includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words "expects," "promises," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

    -- The Company is still in the development stage and has not generated any revenues. From inception through December 31, 2006, it incurred net losses and negative cash flows from operating activities of approximately $21.2 million and $16.2 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

    -- In order to obtain the regulatory approvals necessary to commercialize its current or future product candidates, from time to time the Company will need to raise funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company's control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

    -- The Company will need to conduct future clinical trials for treatment of Parkinson's disease using the Company's NLX technology. If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

    -- There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed, such permission will be granted.

    Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2006 Annual Report on Form 10-KSB. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company's expectations.


                           NEUROLOGIX, INC.
                    (A Development Stage Company)
                       CONDENSED BALANCE SHEET
      (Amounts in thousands, except share and per share amounts)

                                                              Dec. 31,
                                                                2006
                                                              --------
                           ASSETS

Current assets:
  Cash and cash equivalents                                   $10,478
  Prepaid expenses and other current assets                       413
                                                              --------
    Total current assets                                       10,891

Equipment, less accumulated depreciation of $329                  169
Intangible assets, less accumulated amortization of $79           512
Other assets                                                        8
                                                              --------
      Total Assets                                            $11,580
                                                              ========

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses                          $729
                                                              --------
    Total liabilities                                             729
                                                              --------

Stockholders' equity:
  Preferred stock; 5,000,000 shares authorized:
    Series A - Convertible, $0.10 par value; 300,000 shares
     designated, 645 shares issued and outstanding with an
     aggregate liquidation preference of $645                       -
    Series B - $0.10 par value; 4,000,000 shares designated,
     no shares issued and outstanding                               -
    Series C - Convertible, $0.10 par value; 700,000 shares
     designated, 368,155 shares issued and outstanding with
     an aggregate Liquidation preference of $12,708,162            37
  Common Stock:
    $0.001 par value; 60,000,000 shares authorized,
     26,542,924 issued and outstanding at December 31, 2006
     and 2005                                                      27
  Additional paid-in capital                                   34,573
  Deficit accumulated during the development stage            (23,786)
                                                              --------
    Total stockholders' equity                                 10,851
                                                              --------
      Total Liabilities and Stockholders' Equity              $11,580
                                                              ========


                           NEUROLOGIX, INC.
                    (A Development Stage Company)
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
      (Amounts in thousands, except share and per share amounts)

                                                             For the
                                                             period
                                                             2/12/99
                                         Year Ended        (inception)
                                        December 31,         through
                                   -----------------------
                                      2006        2005      12/31/06
                                   ----------- ----------- -----------

Revenues                                  $ -         $ -         $ -
Operating expenses:
  Research and development              3,581       2,835      11,399
  General and administrative
   expenses                             3,904       2,687      10,111
Loss from operations                   (7,485)     (5,522)    (21,510)

Other income (expense):
  Dividend, interest and other
   income                                 441         181         756
  Interest expense-related parties         (2)         (4)       (411)
  Other income, net                       439         177         345
Net loss                               (7,046)     (5,345)   $(21,165)

Charge for accretion of beneficial
 conversion rights                     (2,621)          -
Preferred stock dividends                (708)          -
Net loss applicable to common
 stock                              $ (10,375)   $ (5,345)

Net loss applicable to common
 stock per share, basic and
 diluted                              $ (0.39)    $ (0.21)

Weighted average common shares
 outstanding, basic and diluted    26,542,924  25,693,986

    CONTACT: Neurologix, Inc.
             Marc Panoff, 201-592-6451
             Chief Financial Officer
             marcpanoff@neurologix.net